UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No. 1)

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to 240.14a-12

Carroll Bancorp, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EXPLANATORY NOTE

This Amendment No. 1 to Schedule 14A (“Amendment No. 1”) is being filed to amend Carroll Bancorp, Inc.’s definitive proxy statement for its 2015 Annual Meeting of Stockholders (“Proxy Statement”), which was filed with the Securities and Exchange Commission on March 16, 2015, in order to reflect a change to the letter to stockholders that appears at the beginning of the Proxy Statement. All other items of the Proxy Statement are incorporated herein by reference without changes. This Amendment No. 1 is being filed prior to the mailing of the Proxy Statement and, therefore, the Proxy Statement being mailed to stockholders of record as of February 27, 2015 will include the amended letter and will not separately include Amendment No. 1.

March 16, 2015

Dear Stockholder:

We cordially invite you to attend the 2015 Annual Meeting of Stockholders of Carroll Bancorp, Inc. (the “Company”), the parent company of Carroll Community Bank. The Annual Meeting will be held at Salerno’s Restaurant & Catering, 1043 Liberty Road, Eldersburg, Maryland, 21784 at 1:00 p.m. (Eastern Time), on April 20, 2015.

David G. Danielson, Head of Investment Banking for Ambassador Financial Group, Inc., will be our guest speaker presenting a community banking update to our shareholders. The enclosed Notice of the Annual Meeting and Proxy Statement describe the formal business to be transacted. During the Annual Meeting we will also report on the operations of the Company.

The business to be conducted at the Annual Meeting consists of the election of six directors, the ratification of the appointment of Stegman & Company as the independent registered public accounting firm for the year ending December 31, 2015 and the consideration of an advisory, non-binding proposal with respect to the executive compensation described in the Proxy Statement.

Also enclosed for your review is our 2014 Annual Report to Stockholders on Form 10-K, which contains detailed information concerning the activities and operating performance of the Company.

It is important that you be represented at the Annual Meeting regardless of the number of shares you own or whether you will be able to attend the Annual Meeting in person. On behalf of the Board of Directors, we urge you to sign, date and return the enclosed proxy card as soon as possible, even if you currently plan to attend the Annual Meeting. This will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the Annual Meeting.

Your continued support of and interest in our Company are sincerely appreciated.

Sincerely,	Sincerely,

/s/ C. Todd Brown	/s/ Russell J. Grimes

C. Todd Brown	Russell J. Grimes
Chairman of the Board	President and Chief Executive Officer